UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2015 (November 9, 2015)

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-22759	71-0556208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On November 9, 2015, Bank of the Ozarks, Inc. (the “Company”) and its wholly-owned bank subsidiary, Bank of the Ozarks (the “Bank”), entered into a definitive agreement and plan of merger (the “Agreement”) with C1 Financial, Inc. (“C1”) and its wholly-owned bank subsidiary, C1 Bank (“C1 Bank”). The Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) C1 will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), and (ii) C1 Bank will merge with and into the Bank, with the Bank continuing as the surviving bank (the “Bank Merger”). The Merger is expected to be completed late in the first quarter of 2016 or in the second quarter of 2016, subject to approvals by C1 shareholders, receipt of required regulatory and other approvals and satisfaction of the closing conditions.

Subject to the terms and conditions of the Agreement, at the effective time of the Merger, each share of issued and outstanding C1 common stock will be converted into the right to receive shares of the Company’s common stock (plus cash in lieu of any fractional shares) based on the aggregate purchase price of $402,525,000, or approximately $25.00 per C1 share, subject to certain purchase price adjustments set forth in the Agreement. The number of shares of the Company’s common stock to be delivered at closing in satisfaction of the purchase price will be based on a floating exchange ratio based upon the average closing price of the Company’s common stock for the ten (10) trading days ending on the second business day prior to closing, subject to a minimum and maximum price of $39.79 and $66.31, respectively. The consideration payable to C1 shareholders is subject to downward adjustment if the net book value of C1 at the time of the merger is below a specified level and is subject to an upward adjustment if certain loans of C1 Bank are sold at a price above a specified amount, as set forth in the Agreement. These potential adjustments are not expected to result in any material change to the consideration payable and are described in more detail in the Agreement.

The Agreement contains various customary representations, warranties and covenants by the Company and C1. Pursuant to the Agreement, C1 has agreed to convene and hold a special meeting of its shareholders to consider and vote upon the Merger. Additionally, C1 agreed that it will not solicit or encourage proposals for an alternative business combination transaction or, subject to certain exceptions, enter into discussions or furnish information in connection with any proposals for alternative business combination transactions.

In connection with the Agreement, certain C1 directors, officers and principal shareholders entered into voting agreements with the Company agreeing to, among other things, vote their C1 shares (which constitute approximately 33.76% of the outstanding C1 shares) in favor of the Merger.

The Agreement contains termination rights which may be exercised by C1 and/or the Company in specific circumstances, such as the following: a required regulatory approval has been denied by final, non-appealable action of a governmental entity; the Merger is not consummated by November 9, 2016; there has been a breach of a representation, warranty or covenant of the other party such that there is a failure of the related closing condition and the breach is not or cannot be cured within 30 days; C1 shareholders shall have failed to approve the Merger; or prior to obtaining the requisite C1 shareholder approval of the Merger, C1 is in material breach of its obligations not to solicit or encourage proposals from third parties for an alternative business combination transaction and the breach is not cured within five business days. If the Agreement is terminated under certain circumstances, C1 has agreed to pay the Company a termination fee of $10.0 million.

The Agreement has been approved by the boards of directors of each of the Company and C1. The Merger will not be completed unless a number of closing conditions are met, including, among others: approval of the Merger by C1 shareholders; the effective registration of the issuance of the Company common stock under the Securities Act of 1933; receipt of required regulatory and other approvals and the expiration of applicable statutory waiting periods; the accuracy of specified representations and warranties of each party; each of the parties shall have performed and complied with all of their respective obligations under the Agreement; receipt of favorable tax opinions from each party’s respective tax counsel; receipt by the Company of a report regarding certain matters relating to the retention and non-compete agreement referred to below; the absence of any injunctions or other legal restraints; and certain loans of C1 Bank having been sold or be pending a sale promptly after the Merger.

The representations, warranties and covenants of each party set forth in the Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the representations and warranties in the Agreement (i) will not survive consummation of the Merger, and (ii) were made only as of the date of the Agreement or such other date as is specified in the Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the Company, C1, their respective affiliates or their respective businesses. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company or C1, their respective affiliates or their respective businesses, the Agreement and the Merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 of the Company that will include a proxy statement of C1 and a prospectus of the Company, as well as in the other documents the Company and C1 may file with the Securities and Exchange Commission (“SEC”).

Retention and Non-Compete Agreement

On November 9, 2015, Trevor Burgess, C1’s President and Chief Executive Officer, entered into a retention and non-compete agreement with the Bank, to be effective upon closing of the Merger, pursuant to which Mr. Burgess will serve as the Chief Innovation Officer for the Company and the Bank and as the Bank’s Florida Market President following the Merger.

Pursuant to the agreement, the Bank has agreed to pay Mr. Burgess $5.7 million (the “Service Payment”), in quarterly installments over four years, as consideration for Mr. Burgess’ (i) employment by the Bank for the one-year period following the closing of the Merger (the “Retention Period”) and (ii) compliance with the non-compete, non-solicitation, confidentiality and other restrictive covenants set forth in the agreement for the three-year period commencing upon Mr. Burgess’ termination of employment. Subject to the following sentence, Mr. Burgess would be eligible to receive the Service Payment upon a termination of his service relationship with the Bank for any reason during the Retention Period. The retention and non-compete agreement provides for the clawback of the Service Payment if at any time Mr. Burgess is in material breach of the covenants not to compete during the three years following the termination of his service relationship with the Bank.

In the event of Mr. Burgess’ involuntary termination by the Bank without “cause” or his voluntary termination for “good reason” (each as defined in the agreement) following the Merger but during the Retention Period, Mr. Burgess would be entitled to receive a severance benefit equal to the unpaid base salary that would have been paid under the terms of the retention and non-compete agreement if he had remained employed for the remaining portion of the Retention Period. Mr. Burgess will be required to enter into a general release of claims in favor of the Bank to receive any severance payment under this agreement.

The foregoing summary of the Agreement, the voting agreement and the retention and non-compete agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of those agreements. As such, the Agreement, which is attached hereto as Exhibit 2.1, is incorporated herein by reference; and the form of voting agreement and retention and non-compete agreement, each of which is an exhibit to the Agreement, are also incorporated herein by reference.

ADDITIONAL INFORMATION

This communication is being made in respect of the proposed merger transaction involving the Company and C1. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. In connection with the proposed merger, the Company will file with the SEC a registration statement on Form S-4 that will include a proxy statement of C1 and a prospectus of the Company. The Company and C1 also plan to file other documents with the SEC regarding the proposed merger transaction and a definitive proxy statement/prospectus will be mailed to shareholders of C1. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement/prospectus, as well as other filings containing information about the Company and C1 will be available without charge, at the SEC’s Internet site

(http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from the Company’s website at http://www.bankozarks.com under the Investor Relations tab (in the case of documents filed by the Company) and on C1’s website at https://www.c1bank.com (in the case of documents filed by C1).

The Company and C1, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of C1 in respect of the proposed merger transaction. Certain information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015 and its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on March 25, 2015. Certain information about the directors and executive officers of C1 is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 20, 2015, its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on March 10, 2015, and its Current Reports on Form 8-K, which were filed with the SEC on July 1, 2015 and September 14, 2015. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant documents filed with the SEC when they become available.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking information about the Company and C1 that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between the Company and C1, the proposed impact of the merger on the Company’s financial results, including any expected increase in the Company’s book value and tangible book value per common share and any expected increase in diluted earnings per common share, acceptance by C1’s customers of the Company’s products and services, the opportunities to enhance market share in certain markets, market acceptance of the Company generally in new markets, and the integration of C1’s operations. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about the Company and C1. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of shareholder approval, the receipt of regulatory approvals required for the transaction on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of C1’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees or customers); dilution caused by the Company’s issuance of additional shares of its common stock in connection with the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the diversion of management time on transaction related issues; general competitive, economic, political and market conditions and fluctuations; changes in the regulatory environment; changes in the economy affecting real estate values; C1’s ability to achieve loan and deposit growth; projected population and income growth in C1’s targeted market areas; volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans; and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent Quarterly Report on Form 10-Q filed with the SEC, or described in C1’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and its most recent Quarterly Report on Form 10-Q filed with the SEC. The Company and C1 assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger among Bank of the Ozarks, Inc., Bank of the Ozarks, C1 Financial, Inc. and C1 Bank, dated as of November 9, 2015. Pursuant to Item 601(b)(2) of the Regulation S-K, certain schedules to this Agreement have not been filed with this exhibit. The schedules contain various items relating to the business of and the representations and warranties made by the parties. The Registrant agrees to furnish supplementally any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.

Date: November 10, 2015	/s/ Greg L. McKinney
Greg L. McKinney
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger among Bank of the Ozarks, Inc., Bank of the Ozarks, C1 Financial, Inc. and C1 Bank, dated as of November 9, 2015. Pursuant to Item 601(b)(2) of the Regulation S-K, certain schedules to this Agreement have not been filed with this exhibit. The schedules contain various items relating to the business of and the representations and warranties made by the parties. The Registrant agrees to furnish supplementally any omitted schedule to the SEC upon request.